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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Each of the undersigned hereby certifies, in his capacity as an officer of Quidel Corporation, a Delaware corporation (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  •
  the Company's Quarterly Report on Form 10-Q/A for the period ended March 31, 2002, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  •
  the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        Dated: March 31, 2003

/s/ S. WAYNE KAY S. Wayne Kay President and Chief Executive Officer (Principal Executive Officer)
/s/ PAUL E. LANDERS Paul E. Landers Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002